UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
(Amendment No.)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 1, 2021 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue Loveland, Colorado (Address of principal executive offices)		80538 (Zip Code)

Registrant's telephone number, including area code		(970) 493-7272

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	HSKA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2021, Heska Corporation ("Heska" or the "Company"), a provider of advanced veterinary diagnostic and specialty products, entered into an agreement (the “Agreement”) among the Company, Heska GmbH, a wholly owned subsidiary of the Company (“Heska GmbH”), F2 Beteiligungs GmbH & Co. KG, F3P GmbH (together with F2 Beteiligungs GmbH & Co. KG, the “Sellers”), Mr. Ingo Fraedrich, and Mr. Thomas Fraedrich, regarding the sale and purchase of Veterinärmedizinisches Dienstleistungszentrum GmbH Online-Dienstleistungen für Tierärzte, a limited liability company organized under the laws of Germany, (“VetZ”) whereby Heska GmbH is acquiring 100% of the share capital of VetZ from the Sellers. Heska GmbH will purchase VetZ (the “Acquisition”) for EUR 27,750,000 million (approximately $32,100,000 USD) in cash, subject to working capital and other adjustments. As additional consideration for the shares, the Company agreed to a contingent earn-out of up to an additional EUR 13,750,000 (approximately $15,900,000 USD) worth of the Company’s common stock, based on the achievement of certain performance metrics within six years following the closing of the Acquisition. The Acquisition is expected to close in early 2022, subject to customary closing conditions.

Each of Heska GmbH and the Sellers have made customary representations and warranties and covenants in the Agreement. In addition, the Sellers have agreed to other customary covenants, including, among others, covenants to conduct the VetZ business in the ordinary course during the interim period between the execution of the Agreement and the closing of the Acquisition.

Under the terms of the Agreement, each of Heska GmbH and the Sellers have agreed to certain indemnification obligations, including with respect to the guarantees made by each party and/or each party’s respective subsidiaries under the Agreement.

If the Acquisition has not been consummated by March 1, 2022, each of Heska GmbH and the Sellers may terminate the Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION, a Delaware corporation

Dated: November 4, 2021	By: /s/ Christopher Sveen Christopher Sveen Executive Vice President, Chief Administrative Officer and General Counsel